Exhibit 21
SUBSIDIARIES OF THE REGISTRANT*

SUBSIDIARY (as of August 7, 2026)	STATE OR OTHER JURISDICTION OF OPERATION
Lam Research AG	Austria
Lam Research Management GmbH	Austria
Lam Research Salzburg GmbH	Austria
Lam Research Belgium BV	Belgium
Novellus Systems, Inc.	California, United States
Novellus Systems International, LLC	California, United States
Lam Research Capital Ltd.	Cayman Islands
Lam Research Semiconductor (Shanghai) Co. Ltd.	China
Lam Research (Shanghai) Co., Ltd.	China
Lam Research Service Co., Ltd.	China
Coventor, Inc.	Delaware, United States
Lam Research Capital LLC	Delaware, United States
Lam Research International Holding Company	Delaware, United States
Silfex, Inc.	Delaware, United States
SpeedFam-IPEC International Services, LLC	Delaware, United States
Lam Research SAS	France
Lam Research GmbH	Germany
Lam Research (H.K.) Limited	Hong Kong
Lam Research (India) Private Limited	India
Lam Research Services (India) Private Limited	India
Silfex India Mfg Private Limited	India
Lam Research (Ireland) Limited	Ireland
Lam Research (Israel) Ltd.	Israel
Lam Research Services Ltd.	Israel
Lam Research S.r.l.	Italy
Lam Research GK	Japan
Lam Research Malaysia Sdn. Bhd.	Malaysia
Lam Research International Sdn. Bhd.	Malaysia
Lam Research Holdings B.V.	Netherlands
Lam Research International B.V.	Netherlands
Lam Research Korea LLC YH	Republic of Korea
Lam Research Korea Technology LLC YH	Republic of Korea
Lam Research Manufacturing Korea LLC	Republic of Korea
Lam Research Singapore Pte Ltd	Singapore
Lam Research Holding GmbH	Switzerland
Lam Research International Sàrl	Switzerland
Lam Research Co., Ltd.	Taiwan
Lam Research Manufacturing, Ltd.	Taiwan
Lam Research Taiwan Technology Co, Ltd.	Taiwan
Lam Research U.K. Ltd.	United Kingdom
*In accordance with Item 601(b)(21) of Regulation S-K, the Company has omitted from this Exhibit the names of some of its subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary as defined in Rule 1-02(w) of Regulation S-X.